UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2011

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 798-1200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 25, 2011, Southwall Technologies Inc., a Delaware corporation (the “Company”), entered into new employment agreements with each of Mr. Dennis Capovilla, Ms. Mallorie Burak and Mr. Michael Vargas (collectively, the “Employment Agreements”), in accordance with the Agreement and Plan of Merger, dated as of October 6, 2011 (the “Merger Agreement”), by and among Solutia Inc., a Delaware corporation, Backbone Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Solutia Inc., and the Company. The Employment Agreements memorialize and supersede any prior agreement or understanding that each such named executive officer might have had with the Company.  In the event that the transactions contemplated by the Merger Agreement fail to occur, the Employment Agreements will become null and void.

A brief description of the material terms of each of the Employment Agreements are summarized below:

Capovilla Agreement

On October 25, 2011, the Company entered into a new employment agreement (the “Capovilla Agreement”) with Dennis Capovilla, effective on the date of the merger (the “Merger”) contemplated by the Merger Agreement (the “Closing Date”), which provides for Mr. Capovilla’s continued employment as the Company’s President and Chief Executive Officer.

Under the terms of the Capovilla Agreement, Mr. Capovilla will receive an annual salary of $340,000 per year and is eligible to receive an annual bonus with a target amount equal to 50% of his annual salary.  The actual bonus may be less than or greater than the target amount based on performance, pursuant to the Company’s annual cash bonus program and as determined by the Board of Directors of the Company (the “Board”). If still employed on the Closing Date he will become entitled to receive a lump sum payment of $150,000 (the “Transaction Bonus”), a lump sum payment of $102,000 (the “2011 Discretionary Bonus”) and will remain eligible to receive under to the Company’s 2011 annual cash bonus program a potential additional lump sum payment representing the remaining portion of the 2011 target bonus currently estimated at approximately $68,000 (which is the target bonus potential less the 2011 Discretionary Bonus) based upon the Company’s achievement of applicable targeted operating income performance levels, as determined by the Board. Mr. Capovilla will also receive a lump sum payment of $414, 269 due to the full acceleration of all of Mr. Capovilla’s outstanding stock options.

Should Mr. Capovilla remain continuously employed through the first anniversary of the Closing Date, the Company will pay him a lump sum cash retention payment of  $510,000, a tax gross-up payment on all federal and state income and employment taxes incurred with respect to the cash retention payment, estimated as $387,019. In addition, subject to certain reductions to the Transaction Bonus, 2011 Discretionary Bonus, the cash retention payment and the tax gross-up payment, and only to the extent that the total resulting amounts received by Mr. Capovilla exceeds 110% of the parachute payment threshold, Mr. Capovilla may become entitled to receive an excess parachute payment excise tax gross-up payment that applies strictly to the cash retention payment and gross-up tax payment, but no other payment or benefit. Mr. Capovilla is also subject to certain restrictive covenants during employment and post-termination.

Burak Agreement

On October 25, 2011, the Company entered into a new employment agreement (the “Burak Agreement”) with Mallorie Burak, effective on the Closing Date, which provides for Ms. Burak’s continued employment as the Company’s Vice President, Treasurer and Corporate Controller.

Under the terms of the Burak Agreement, Ms. Burak will receive an annual salary of $210,000 per year and is eligible to receive an annual bonus with a target amount of equal to 35% of her annual salary.  The actual bonus may be less than or greater than the target amount based on performance, pursuant to the Company’s annual cash bonus program and as determined by the Board. If still employed on the Closing Date she will become entitled to receive a Transaction Bonus of $75,000, a 2011 Discretionary Bonus of $44,100 and will remain eligible to receive under to the Company’s 2011 annual cash bonus program a potential additional lump sum payment representing the remaining portion of the 2011 target bonus currently estimated at approximately $29,400 (which is the target bonus potential less the 2011 Discretionary Bonus) based upon the Company’s achievement of applicable targeted operating income performance levels, as determined by the Board. Ms. Burak will also receive a lump sum payment of $197,700 due to the full acceleration of all of Ms. Burak’s outstanding stock options.

Should Ms. Burak remain continuously employed through the first anniversary of the Closing Date, the Company will pay her a lump sum cash retention payment of  $210,000, a tax gross-up payment on all federal and state income and employment taxes incurred with respect to the cash retention payment, estimated as $155,186.  In addition, subject to certain reductions to the Transaction Bonus, 2011 Discretionary Bonus, the cash retention payment and the tax gross-up payment, and only to the extent that the total resulting amounts received by Ms. Burak exceeds 110% of the parachute payment threshold, Ms. Burak may become entitled to receive an excess parachute payment excise tax gross-up payment that applies strictly to the cash retention payment and gross-up tax payment, but no other payment or benefit. Ms. Burak is also subject to certain restrictive covenants during employment and post-termination.

Vargas Agreement

On October 25, 2011, the Company entered into a new employment agreement (the “Vargas Agreement”) with Michael Vargas, effective on the Closing Date, which provides for Mr. Vargas’s continued employment as the Company’s Vice President, General Administration and Human Resources.

Under the terms of the Vargas Agreement, Mr. Vargas will receive an annual salary of $165,000 per year and is eligible to receive an annual bonus with a target amount equal to 35% of his annual salary.  The actual bonus may be less than or greater than the target amount based on performance, pursuant to the Company’s annual cash bonus program and as determined by the Board. If still employed on the Closing Date he will become entitled to receive a 2011 Discretionary Bonus of $34,650 and will remain eligible to receive under to the Company’s 2011 annual cash bonus program a potential additional lump sum payment representing the remaining portion of the 2011 target bonus currently estimated at approximately $23,100 (which is the target bonus potential less the 2011 Discretionary Bonus) based upon the Company’s achievement of applicable targeted operating income performance levels, as determined by the Board. Mr. Vargas will also receive a lump sum payment of $185,963 due to the full acceleration of all of Mr. Vargas’ outstanding stock options.

Should Mr. Vargas remain continuously employed through the first anniversary of the Closing Date, the Company will pay him a lump sum cash retention payment of  $165,000, a tax gross-up payment on all federal and state income and employment taxes incurred with respect to the cash retention payment, estimated as $121,932. In addition, subject to certain reductions to the cash retention payment and the tax gross-up payment, and only to the extent that the total resulting amounts received by Mr. Vargas exceeds 110% of the parachute payment threshold, Mr. Vargas may become entitled to receive a potential excess parachute payment excise tax gross-up payment that applies strictly to the cash retention payment and gross-up tax payment, but no other payment or benefit. Mr. Vargas is also subject to certain restrictive covenants during employment and post-termination.

Vesting Acceleration

All unvested options to purchase Company Common Stock (as defined in the Merger Agreement) held by each of Mr. Capovilla, Ms. Burak and Mr. Vargas as of immediately prior to the Closing Date will vest in full immediately prior to the effective time of the Merger.

Termination without Cause

Should the Company terminate any of the above named executive officer’s employment without “cause” (as defined in the Employment Agreements”) or should the named executive officer resign for “good reason” (as defined in the Employment Agreements) within one year following the Closing Date, the Company will pay the named executive officer the post-closing lump sum cash retention payments in the amounts listed above, plus the monthly premiums for health and welfare benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period after termination of employment as follows: Mr. Capovilla – 18 months with an estimated value of $52,104; Ms. Burak – 12 months with an estimated value of $28,924; and Mr. Vargas – 12 months with an estimated value of $32,974. All such payments are subject to the named executive officer timely delivering a general release of all claims against the Company and its affiliates.

Should the Company terminate a named executive officer’s employment without “cause” (as defined in the Employment Agreements) or should the named executive officer resign for “good reason” (as defined in the Employment Agreements) after the first anniversary of the Closing Date, the Company will pay the named executive officer only the monthly premiums for health and welfare benefits under COBRA for four months after termination of employment. The named executive officers will not be entitled to any other severance benefit after the first anniversary of the Closing Date.

Benefits

Each named executive officer will be eligible to participate in all Company employee benefit plans.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms of the Employment Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Dennis Capovilla (incorporated by reference to Exhibit (e)(11) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).

10.2
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Mallorie Burak (incorporated by reference to Exhibit (e)(12) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).

10.3
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Michael Vargas (incorporated by reference to Exhibit (e)(13) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2011	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis F. Capovilla
Dennis F. Capovilla
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Dennis Capovilla (incorporated by reference to Exhibit (e)(11) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).

10.2
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Mallorie Burak (incorporated by reference to Exhibit (e)(12) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).

10.3
Employment Agreement, dated October 25, 2011, by and between Southwall Technologies Inc. and Michael Vargas (incorporated by reference to Exhibit (e)(13) to the Schedule 14D-9 filed by Southwall Technologies Inc. with the Securities and Exchange Commission on October 25, 2011).